As filed with the Securities and Exchange Commission on May 28, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware	20-3960974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

780 Third Avenue, 25th Floor
New York, New York 10017
(Address, including zip code of registrant’s principal executive offices)

FUEL SYSTEMS SOLUTIONS, INC. 2009 RESTRICTED STOCK PLAN, AS AMENDED
(Full title of the Plan)

Pietro Bersani, Chief Financial Officer
780 Third Avenue, 25th Floor
New York, New York 10017
(646) 502-7170
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:
Ronald H. Janis, Esq.
Day Pitney LLP
7 Times Square
New York, New York 10036
(212) 297-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	400,000 shares	$8.27	$3,308,000	$384.39

(1)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be issuable pursuant to anti-dilution provisions contained in the Fuel Systems Solutions, Inc. 2009 Restricted Stock Plan, as amended.

(2)
Estimated solely for the purpose of calculating the registration fee.  Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h)(1) based on the average of the high and low prices of the Common Stock as reported on NASDAQ on May 26, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) of Fuel Systems Solutions, Inc. (the “Company”) is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 400,000 additional shares of the Company’s common stock, no par value, under the Fuel Systems Solutions, Inc. 2009 Restricted Stock Plan (the “Plan”), as amended.  This Registration Statement hereby incorporates by reference the contents of the Company’s Registration Statement on Form S-8 filed with the Commission on September 3, 2009 (Registration No. 333-161715) which registered 400,000 shares of the Company’s common stock under the Plan.  On May 27, 2015, the stockholders of the Company approved an amendment to the Plan to increase the number of shares of the Company’s common stock available under the Plan from 400,000 shares to 800,000 shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3                      Incorporation of Documents By Reference

The following documents filed by the Company with the Commission are incorporated by reference in this Registration Statement:

•	Annual Report on Form 10-K for the year ended December 31, 2014;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	Current Reports on Form 8-K filed on April 28, 2015, April 30, 2015 and May 28, 2015;

•	The description of capital stock contained in Registration Statement on Form 8-A filed August 25, 2006, including any amendment or report filed for the purpose of updating such description; and

•
The description of common stock purchase rights contained in Registration Statement on Form 8-A filed August 25, 2006, as amended on July 21, 2009 and including any further amendment or report filed for the purpose of updating such description.

Information in Current Reports on Form 8-K furnished to the Commission, including under Item 2.02 or 7.01 of Form 8-K, prior, on or subsequent to the date hereof is not being and will not be incorporated herein by reference.

In addition, all documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated herein by reference and are a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6                      Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company’s certificate of incorporation provides that, except to the extent prohibited by the DGCL, none of the Company’s directors shall be personally liable to it or its stockholders for monetary damages for a breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company’s bylaws provide for indemnification, to the fullest extent permitted by the DGCL or other applicable law (as currently in effect or to the extent amended to provide broader indemnification rights than previously permitted), of any person who was or is made or is threatened to be made a party, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or, while in such position, is or was serving at the Company’s request as a director, officer, employee or agent of another corporation or other entity, including service with respect to employee benefit plans (“indemnitee”), against all liability and loss suffered and expenses (including attorneys’ fees and related disbursements, judgments, fines, excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred by the indemnitee in connection therewith. Indemnification will continue as to an indemnitee who has ceased to be a director, officer, employee, agent, partner, member or trustee and shall inure to the benefit of his or her heirs, executors and administrators. Except as otherwise provided in the bylaws, the Company will be required to indemnify an indemnitee in connection with a proceeding commenced by the indemnitee only if the commencement of such proceeding by the indemnitee was authorized by the Board of Directors. Indemnification under the bylaws (unless ordered by a court) may be made by the Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL. Any such determination with respect to an officer or director at the time of such determination must be made, in accordance with the by-laws, by the requisite disinterested directors, independent legal counsel or the stockholders. The Company will pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition upon receipt (to the extent required by law) of an undertaking to repay all amounts advanced if it is ultimately determined that the indemnitee is not entitled to indemnification.

Further, all of the directors and officers of the Company are covered by insurance policies maintained and held in effect by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. Pursuant to director indemnification agreements with our outside directors, the Company has agreed to indemnify them if they are made a party to or threatened to be made party to any proceeding by reason of their status as a director.

ITEM 8                      Exhibits

4.1
Amended and Restated Certificate of Incorporation of Fuel Systems Solutions, Inc., as currently in effect (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011)

4.2	Bylaws of Fuel Systems Solutions, Inc., as currently in effect (incorporated by reference to Exhibit 3.1 of the Company’s Report on Form 8-K filed on October 2, 2013)
4.3
Specimen of common stock certificate of Fuel Systems Solutions, Inc. (incorporated by reference to Exhibit 3.7 of the Company’s Registration Statement on Form S-4 filed on June 27, 2006; SEC File No. 333-135378)

4.4	Fuel Systems Solutions, Inc. 2009 Restricted Stock Plan, as amended
5.1	Opinion of Day Pitney LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Day Pitney LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on the signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of May, 2015.

FUEL SYSTEMS SOLUTIONS, INC.

By:	/s/ Pietro Bersani
Pietro Bersani
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Pietro Bersani and Michael Helfand, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ MARIANO COSTAMAGNA	Chief Executive Officer and Director	May 28, 2015
Mariano Costamagna	(Principal Executive Officer)

/S/ PIETRO BERSANI	Chief Financial Officer	May 28, 2015
Pietro Bersani	(Principal Financial Officer)

/S/ MICHAEL HELFAND	Senior Vice President Finance and Chief Accounting Officer	May 28, 2015
Michael Helfand	(Principal Accounting Officer)

Signature	Title	Date
/S/ JOSEPH E. POMPEO	Director	May 28, 2015
Joseph E. Pompeo

/S/ COLIN S. JOHNSTON	Director	May 28, 2015
Colin S. Johnston

/S/ MARCO DI TORO	Director	May 28, 2015
Marco Di Toro

/S/ TROY A. CLARKE	Director	May 28, 2015
Troy A. Clarke

/S/ JAMES W. NALL	Director	May 28, 2015
James W. Nall

/S/ ANTHONY HARRIS	Director	May 28, 2015
Anthony Harris

/S/ STEVEN R. BECKER	Director	May 28, 2015
Steven R. Becker

EXHIBIT INDEX

4.1
Amended and Restated Certificate of Incorporation of Fuel Systems Solutions, Inc., as currently in effect (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011)

4.2	Bylaws of Fuel Systems Solutions, Inc., as currently in effect (incorporated by reference to Exhibit 3.1 of the Company’s Report on Form 8-K filed on October 2, 2013)
4.3
Specimen of common stock certificate of Fuel Systems Solutions, Inc. (incorporated by reference to Exhibit 3.7 of the Company’s Registration Statement on Form S-4 filed on June 27, 2006; SEC File No. 333-135378)

4.4	Fuel Systems Solutions, Inc. 2009 Restricted Stock Plan, as amended
5.1	Opinion of Day Pitney LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Day Pitney LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on the signature page hereto)